Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Barclays Bank PLC:
We consent to the incorporation by reference in the registration statement (No: 333-232144) on Form F-3 and in the registration statements (Nos: 333-149302, 333-149301, 333-112797 and 333-112796) on Form S-8 of Barclays Bank PLC of our report dated May 22, 2022, with respect to the consolidated balance sheets of Barclays Bank PLC as of December 31, 2021 and 2020, the related consolidated income statements, statements of comprehensive income, statements of changes in equity, and cash flow statements for each of the years in the three-year period ended December 31, 2021, and the related notes and specific disclosures described in Note 1 to the consolidated financial statements as being part of the consolidated financial statements, which report appears in Amendment No. 1 on Form 20-F/A to the annual report on Form 20-F of Barclays Bank PLC for the year ended December 31, 2021.
KPMG LLP
London, United Kingdom
May 23, 2022
Barclays Bank PLC 2021 Annual Report on Form 20-F, as amended                         1